Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney Baltzer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, of Deep Isolation Nuclear, Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

NAME	DATE

/s/ Elizabeth Muller	March 30, 2026
Elizabeth Muller

/s/ Jonathon Angell	March 30, 2026
Jonathon Angell

/s/ Leslie Goldman Tepper	March 30, 2026
Leslie Goldman Tepper

/s/ Christa Steele	March 30, 2026
Christa Steele

/s/ Renee Hornbaker	March 30, 2026
Renee Hornbaker

/s/ Ralph Hunter	March 30, 2026
Ralph Hunter